UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2010

AFFINITY GOLD CORP.
(Exact name of registrant as specified in its charter)

Commission File Number 333-142890

Nevada	26-4152475
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7950 Main Street, Suite #217
Maple Grove, MN  55369
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 763-424-4754

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01. Changes in Registrant’s Certifying Accountant.

Due to Baker Tilly’s non-acceptance to be engaged by us as our independent registered public accounting firm, on September 1, 2010 we engaged Hansen, Barnett & Maxwell, P.C. as our independent registered public accounting firm, which was approved and ratified by our Board of Directors on October 4, 2010.

During the two most recent fiscal years and the subsequent interim periods through the effective date of appointment of Hansen, Barnett & Maxwell, P.C. (“HBM”), we had not, nor had any person on our behalf, consulted with HBM regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor had HBM provided to us a written report or oral advice regarding such principles or audit opinion on any matter that was the subject of a disagreement as set forth in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as set forth in Item 304(a)(1)(v) of Regulation S-K with our former independent registered public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AFFINITY GOLD CORP.

By:	/s/ Corey Sandberg
Name:	Corey Sandberg
Title:	President and Director

Date: October 7, 2010

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